SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 13, 2010

CHINA PHARMAHUB CORP.

(Exact name or registrant as specified in its charter)

Not Applicable

(Former name of registrant, as provided on last report)

Nevada	333-159028	20-2208821
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

20955 Pathfinder Road, Suite 100
Diamond Bar, California 91765

(Address of Principal Executive Offices, Including Zip Code)

(909) 843-6388

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Address, Provided on Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Change in Registrants Certifying Accountant.

World Wide Relics, Inc. (“WWR,” or the “Registrant”), as a result of the merger of China PharmaHub Corp. (“PharmaHub”) with and into WWR, consummated on August 13, 2010 (the “Merger”), which Merger was approved by the respective Boards of Directors of PharmaHub and WWR, in effect changed its independent certified accountant from Sherb & Co., LLP (“Sherb”), WWR’s independent certified accountant  prior to the Merger, to De Joya Griffith & Company, LLC (“DJG”).  DJG had been PharmaHub’s certifying accountant for the period ended March 31, 2010.  Subsequent to the Merger, the Registrant, pursuant to the approval of its Board of Directors, determined to continue with Sherb as its independent certified accountant, in effect changing their independent certified accountant from DJG to Sherb with respect to PharmaHub the accounting acquirer in the Merger accounted for as a reorganization deemed to be a reverse acquisition.  The effect of the Merger results in PharmaHub being in operational and ownership control of the Registrant, with Sherb as their auditors..

PharmaHub did not have any disagreements with DJG on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DJG, would have caused it to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report, for PharmaHub’s balance sheet as of March 31, 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (July 9, 2009) to March 31, 2010 or the interim period through August 13, 2010, the date the Merger was consummated, and continuing to the date hereof.  DJG’s report with respect to PharmaHub's balance sheet as of March 31, 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (July 9, 2009) to March 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, and no such report was qualified or modified as to audit scope or accounting principles.

The Registrant delivered copies of this Report on Form 8-K to each of DJG and Sherb on December 13, 2010 and requested that a letter addressed to the Securities and Exchange Commission be provided as promptly as possible stating whether or not each of DJG and Sherb agrees with the statements made by the Registrant referring to their respective firms in response to this Item and, if not, stating the respects in which each does not agree.

DJG responded with a letter dated December 13, 2010, a copy of which is annexed hereto as Exhibit 16.1 stating that DJG agrees with the statements made in this Form 8-K regarding their firm.

Sherb responded with a letter dated December 15, 2010, a copy of which is annexed hereto as Exhibit 16.2 stating that Sherb agrees with the statements made in this Form 8-K regarding their firm.

(b)           New Independent Accountant

The Registrant has determined to retain Sherb, pursuant to the approval of the Board of Directors of the Registrant, as its certifying accountant to audit the Registrant’s financial statements for the year ending December 31, 2010 and to review the Registrant’s unaudited quarterly financial information for the period ended September 30, 2010.  None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant’s two most recent fiscal years ended December 31, 2009  and December 31, 2008 and the interim period through August 13, 2010, and continuing to the date hereof.

Sherb did not provide the Registrant with advice regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue.  During the two most recent fiscal years ended December 31, 2008 and December 31, 2009 and during the interim period through August 13, 2010, and continuing to the date hereof, the Registrant did not consult with Sherb on any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
16.1	Letter from De Joya Griffith & Company, LLC dated December 13, 2010
16.2	Letter from Sherb & Co., LLP dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PHARMAHUB CORP. (Registrant)

Dated: December 15, 2010	By:	/s/ Richard Lui
Richard Lui
Title: President and CEO